

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION RXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET, CONSOLIDATED STATEMENT OF OPERATIONS, NOTE C - OTHER
BALANCE SHEET INFORMATION, SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FORM 10-K/A, AMENDMENT NO. 1 TO FORM 10-K FOR
THE FISCAL YEAR ENDED JUNE 30, 1996.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               JUN-30-1996
<EXCHANGE-RATE>                                      1
<CASH>                                         175,300
<SECURITIES>                                         0
<RECEIVABLES>                                  204,900
<ALLOWANCES>                                    10,800
<INVENTORY>                                     19,900
<CURRENT-ASSETS>                               438,000<F1>
<PP&E>                                         228,900<F1>
<DEPRECIATION>                                  91,600
<TOTAL-ASSETS>                                 856,600
<CURRENT-LIABILITIES>                          370,400
<BONDS>                                         21,900
<PREFERRED-MANDATORY>                           84,800
<PREFERRED>                                    138,300
<COMMON>                                           400
<OTHER-SE>                                     203,700
<TOTAL-LIABILITY-AND-EQUITY>                   856,600
<SALES>                                        368,900
<TOTAL-REVENUES>                             1,089,800
<CGS>                                          235,000
<TOTAL-COSTS>                                  732,400
<OTHER-EXPENSES>                               106,000<F2>
<LOSS-PROVISION>                                   600
<INTEREST-EXPENSE>                               5,100
<INCOME-PRETAX>                                  5,500
<INCOME-TAX>                                    11,000
<INCOME-CONTINUING>                            (5,500)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (5,500)
<EPS-PRIMARY>                                   (0.77)
<EPS-DILUTED>                                   (0.77)

FOOTNOTES:

<F1> PP&E Cost and Accumulated Depreciation include capitalized non-consumable spares inventory.

<F2> Other Expenses includes $29.7 million of net acquisition-related, restructuring and Chapter 11-related charges.

